EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 7, 2023, relating to the financial statements of Liquidity Services Inc., and the effectiveness of Liquidity Service Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Liquidity Services, Inc. for the year ended September 30, 2023.

/s/ Deloitte and Touche LLP

McLean, Virginia

March 12, 2024